EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Imaging Diagnostic Systems, Inc. (the "Company") on Form 10-Q for the quarter ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report"), I, Allan L. Schwartz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 21, 2012	/s/ Allan L. Schwartz
Allan L. Schwartz
Executive Vice President, and Chief Financial Officer